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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                ---------------------


                                       FORM 8-A


                     GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or (g) of the
                         Securities and Exchange Act of 1934



                            Toyota Auto Lease Trust 1997-A
            -------------------------------------------------------------
                (Exact Name of Registrant as specified in its charter)


         California                   333-26717                33-0755530
-------------------------      ---------------------      ------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
  of incorporation)                                       Identification Number)


              Toyota Leasing, Inc.
          19001 South Western Avenue
              Torrance, California                          90509
--------------------------------------------------     ----------------
    (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:     (310) 787-1310
                                                       ----------------

                              Exhibit Index is on Page 5

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    On September 24, 1997, pursuant to a SUBI Certificate Purchase and Sale Agreement (the "Certificate Transfer Agreement") dated as of September 1, 1997, Toyota Motor Credit Corporation transferred to Toyota Leasing, Inc. ("TLI") a certificate evidencing a special unit of beneficial interest (the "SUBI Certificate") representing a beneficial interest in certain specified assets of Toyota Lease Trust, a Delaware business trust.

    Also on September 24, 1997, pursuant to the Securitization Trust Agreement (the "Securitization Trust Agreement") dated as of September 1, 1997, between TLI and U.S. Bank National Association (formerly known as First Bank National Association), as securitization trustee, TLI, as originator of the Toyota Auto Lease Trust 1997-A (the "Securitization Trust"), transferred to the Securitization Trust the SUBI Certificate (excluding all rights to the proceeds of the Residual Value Insurance Policy) in exchange for, among other things, the Auto Lease Asset Backed Certificates, including the $410,000,000 6.20% Auto Lease Asset Backed Certificates, Class A-1, $650,000,000 6.35% Auto Lease Asset Backed Certificates, Class A-2, and $72,750,000 6.45% Auto Lease Asset Backed Certificates, Class A-3 (the "Certificates") evidencing certain beneficial interests in the assets of the Securitization Trust. These Certificates were offered to the public pursuant to a Prospectus dated September 11, 1997 comprising part of a Registration Statement on Form S-1 (Registration No. 333-26717) (the "Registration Statement"). A complete description of the Certificates is set forth in the Registration Statement, as amended by amendments No. 1, No. 2, No. 3 and No. 4 thereto, and the Registration Statement and such amendments are incorporated herein by reference.

    This Registration Statement relates only to the Certificates issued by the Securitization Trust (the "Registrant"), and not to any other securities described in the Registration Statement.

Item 2.  EXHIBITS.


   Exhibit Number               Description
   --------------               -----------

         3.1            Articles of Incorporation of Toyota Leasing, Inc.*
         3.2            Bylaws of Toyota Leasing, Inc.*
         4.1 Amended and Restated Trust and Servicing Agreement among Toyota Motor Credit Corporation ("TMCC"), TMTT, Inc., as Trustee and First Bank National Association, as Trust Agent, dated as of October 1, 1996


                                          2
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         4.2            UTI Supplement to Amended and Restated Trust and
                        Servicing Agreement among TMCC, TMTT, Inc., as Trustee, and First Bank National Association, as Trust Agent, dated as of October 1, 1996
         4.3 SUBI Supplement 1997-A to Amended and Restated Trust Agreement among TMCC, TMTT, Inc., as Trustee and
                        First Bank National Association, as Trust Agent, dated as of October 1, 1996
         4.4 Servicing Supplement to Amended and Restated Trust and Servicing Agreement between TMTT, Inc. and TMCC, dated as of September 1, 1997
         4.5 SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota Leasing, Inc., dated as of September 1, 1997
         4.6 TMCC Demand Note Indenture between TMCC and U.S. Bank National Association, as trustee, dated September 1, 1997 (including form of TMCC Demand Note)
         4.7 Calculation agreement between TMCC and U.S. Bank National Association, as calculation agent, dated September 1, 1997.
         4.8            Securitization Trust Agreement between Toyota
                        Leasing, Inc. and U.S. Bank National Association (f/k/a First Bank National Association, as Trustee
         4.9            Specimens of Certificates.




-----------------------
* Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-26717).


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                                      SIGNATURES


    Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   December 22, 1997          TOYOTA AUTO LEASE TRUST 1997-A
       -----------------
                                   By: Toyota Motor Credit Corporation, as
                                       Servicer



                                  By:  /s/ Gregory Willis
                                       -----------------------------------------
                                                 Gregory Willis
                                       Vice President--Finance and
                                       Administration (Principal Accounting
                                       Officer)






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                                    EXHIBIT INDEX


Exhibit No.                  Description                                Page No.
-----------                  -----------                                --------


    3.1            Articles of Incorporation of Toyota Leasing, Inc.*
    3.2            Bylaws of Toyota Leasing, Inc.*
    4.1            Amended and Restated Trust and Servicing
                   Agreement among Toyota Motor Credit Corporation
                   ("TMCC"), TMTT, Inc., as Trustee  and First Bank
                   National Association, as Trust Agent, dated as of October 1, 1996
    4.2 UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC, TMTT, Inc., as Trustee, and First Bank National Association, as Trust Agent, dated as of October 1, 1996
    4.3            SUBI Supplement 1997-A to Amended and
                   Restated Trust Agreement among TMCC, TMTT, Inc., as Trustee and First Bank National Association, as Trust Agent, dated as of October 1, 1996
    4.4 Servicing Supplement to Amended and Restated Trust and Servicing Agreement between TMTT, Inc. and
                   TMCC, dated as of September 1, 1997
    4.5 SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota Leasing, Inc., dated as of September 1, 1997
    4.6 TMCC Demand Note Indenture between TMCC and U.S. Bank National Association, as trustee, dated September 1, 1997 (including form of TMCC Demand Note)
    4.7            Calculation agreement between TMCC and U.S. Bank
                   National Association, as calculation agent, dated September 1, 1997.
    4.8            Securitization Trust Agreement between
                   Toyota Leasing, Inc. and U.S. Bank National
                   Association (f/k/a First Bank National
                   Association, as Trustee
    4.9            Specimens of Certificates.



------------------------
* Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-26717).


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